Exhibit 99.1

Shutterstock Reports Third Quarter 2014 Financial Results

•                  Third quarter revenue increased 41% from prior year, to $83.7 million

•                  Adjusted EBITDA increased 36% to $17.3 million

•                  Quarterly paid downloads increased 23% to 31.2 million

•                  Revenue per download increased 13% to $2.65

•                  Image collection grew 44%; currently exceeds 44 million images and 2.1 million video clips

NEW YORK, NY — November 6, 2014 — Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial digital imagery and music, today announced financial results for the third quarter ended September 30, 2014.

“In the third quarter, we achieved strong growth due to our continued focus on providing an intuitive and efficient marketplace for businesses and creative professionals,” said Founder and CEO Jon Oringer.

Operating Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in millions, except revenue per download)		(in millions, except revenue per download)
Number of paid downloads	31.2	25.4	92.4	72.1
Revenue per download (1)	$2.65	$2.35	$2.54	$2.32
Images in our collection (end of period)	42.7	29.7	42.7	29.7

(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.

Revenue

Revenue for the third quarter of 2014 was $83.7 million, a 41% increase from $59.6 million in the third quarter of 2013.

Net Income

Net income for the third quarter of 2014 was $5.3 million, as compared to $6.2 million in the third quarter of 2013. Net income available to common stockholders for the third quarter of 2014 was $5.3 million or $0.15 per share on a fully diluted basis, as compared to $6.2 million or $0.18 per share on a fully diluted basis in the third quarter of 2013.

Non-GAAP net income for the third quarter of 2014 was $9.5 million or $0.26 per share, as compared to $7.3 million or $0.21 per share in the third quarter of 2013.  Non-GAAP net income is defined as net income excluding the after tax impact of non-cash equity-based compensation.

Adjusted EBITDA

Adjusted EBITDA for the third quarter of 2014 was $17.3 million, as compared to $12.8 million in the third quarter of 2013.  Adjusted EBITDA is defined as net income adjusted for interest income/(expense), income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.

Cash

The Company’s cash and cash equivalents and short term investments balance was $260.5 million at September 30, 2014, as compared to $209.8 million as of December 31, 2013.  The Company generated $22.7 million of cash from operations in the third quarter, as compared to $14.6 million in the third quarter of 2013.

Also, during the third quarter, the Company incurred planned capital expenditures related primarily to the purchase of computer servers and networking equipment in the amount of $1.9 million.

Free cash flow for the third quarter of 2014 was $20.9 million, as compared to $12.8 million in the third quarter of 2013.  Free cash flow is defined as cash provided by/(used in) operating activities adjusted for capital expenditures and interest income/(expense).

Financial Outlook

The Company’s current financial and operating expectations for the fourth quarter of 2014, full year 2014 and full year 2015 are as follows:

Fourth Quarter 2014

•                  Revenue of $90 - $92 million

•                  Adjusted EBITDA of $19.5 - $21.5 million

•                  Non-cash equity-based compensation expense of approximately $7 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures of approximately $3 million

Full Year 2014

•                  Revenue of $326 - $329 million

•                  Adjusted EBITDA of $68.0 - $69.5 million

•                  Non-cash equity-based compensation expense of approximately $23 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures of approximately $20 million

Full Year 2015

•                  Revenue of $430 - $435 million

•                  Adjusted EBITDA of $94 - $98 million

•                  Non-cash equity-based compensation expense of approximately $30 million

•                  Capital expenditures of approximately $16 million

Earnings Teleconference Information

The Company will discuss its third quarter 2014 financial results during a teleconference today, November 6, 2014, at 5:00 PM ET.  The conference call can be accessed at (800) 591-6942 or (617) 614-4909 (outside the US), conference ID# 176 306 93.  The call will also be broadcast simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available on Shutterstock’s website.  To listen to the telephone replay, call toll-free (888) 286-8010 or (617) 801-6888 (outside the US), conference ID# 680 144 85. The telephone replay will be available from 9:00 PM ET November 6 through November 13, 2014.

Additional investor information can be accessed at http://investor.shutterstock.com.

Non-GAAP Financial Measures

Shutterstock considers adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as net income adjusted for interest income/(expense), income taxes, depreciation, amortization and non-cash equity-based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and interest income/(expense). These figures are non-GAAP financial measures and should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Statements of Cash Flows included below.

Historical Operating Metrics

(in millions, except per download)	9/30/12	12/31/12	3/31/13	6/30/13	9/30/13	12/31/13	3/31/14	6/30/14	9/30/14

Number of paid downloads	18.7	21.4	22.4	24.3	25.4	28.0	29.7	31.5	31.2
Revenue per download (1)	$2.26	$2.30	$2.28	$2.33	$2.35	$2.43	$2.45	$2.52	$2.65
Images in collection (end of period)	21.7	23.3	25.1	27.3	29.7	32.2	35.4	38.8	42.7

(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity-based compensation, as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cost of revenue	$336	$126	$953	$291
Sales and marketing	819	358	2,689	865
Product development	1,805	406	4,529	990
General and administrative	3,374	962	7,557	2,276
Total	$6,334	$1,852	$15,728	$4,422

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cost of revenue	$29	$8	$70	$23
General and administrative	138	49	314	146
Total	$167	$57	$384	$169

Included in the accompanying financial results are expenses related to the depreciation of property and equipment, as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cost of revenue	$1,135	$623	$3,138	$1,576
General and administrative	823	333	2,235	993
Total	$1,958	$956	$5,373	$2,569

About Shutterstock

Shutterstock, Inc. (NYSE: SSTK) is a leading global provider of high-quality licensed photographs, vectors, illustrations, video footage and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 60,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has available more than 44 million images and 2.1 million video clips.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Denver, London, Paris and San Francisco, Shutterstock has customers in more than 150 countries. The Company owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; Skillfeed, an online marketplace for learning; and WebDAM, a leading provider of hosted digital asset management tools.

For more information, please visit http://www.shutterstock.com, and follow Shutterstock on Twitter and on Facebook.

Safe Harbor Provision

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, predictions, beliefs, hopes, intentions or strategies regarding the future.  Forward looking statements include statements regarding the Company’s business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability.  All forward looking statements included in this document are based upon information available to the Company as of the date hereof.  Actual events or results could differ materially from those contained in the Company’s current projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of the quarter. Although these expectations may change, the Company assumes no obligation to update any such forward looking statement, whether as a result of new information, future developments or otherwise.  Factors that could cause or contribute to such differences include the Company’s inability to continue to attract customers and contributors to its online marketplace for commercial digital imagery; a decrease in repeat customer purchases or in content contributed to our online marketplace; the Company’s inability to successfully operate in a new and rapidly changing market and to evaluate its future prospects; competitive factors; the Company’s inability to prevent the misuse of its imagery; assertions by third parties of infringement or other violations of intellectual property rights by the Company; the Company’s inability to increase market awareness of the Company and its services; the Company’s inability to effectively manage its growth; the Company’s inability to increase the percentage of its revenues that come from larger companies; the Company’s inability to continue expansion into international markets; various income tax and other tax liabilities; failure to respond to technological changes or upgrade the Company’s website and technology systems; failure to adequately protect the Company’s intellectual property; general economic conditions worldwide; and other factors and risks discussed under the heading “Risk Factors” in the Company’s latest Annual Report on Form 10K filed on February 28, 2014, and other reports filed by the Company from time to time with the

Securities and Exchange Commission.  Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Shutterstock, Inc.

Consolidated Balance Sheets

(In thousands, except par value amount)

(unaudited)

	September 30, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$210,760	$155,355
Short-term investments	49,720	54,429
Credit card receivables	3,758	2,083
Accounts receivable, net	12,938	6,081
Prepaid expenses and other current assets	14,462	19,809
Deferred tax assets, net	4,951	5,431
Total current assets	296,589	243,188
Property and equipment, net	26,422	20,256
Intangibles assets, net	4,710	853
Goodwill	10,186	1,423
Deferred tax assets, net	16,193	10,720
Other assets	1,903	2,048
Total assets	$356,003	$278,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,686	$4,164
Accrued expenses	22,394	23,638
Contributor royalties payable	12,239	9,180
Deferred revenue	71,850	52,100
Other liabilities	1,901	2,846
Total current liabilities	114,070	91,928
Other non-current liabilities	11,700	3,961
Total liabilities	125,770	95,889

Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 35,430 and 35,071 shares outstanding as of September 30, 2014 and December 31, 2013, respectively	354	351
Additional paid-in capital	160,099	127,443
Accumulated comprehensive (loss) income	(72)	9
Retained earnings	69,852	54,796
Total stockholders’ equity	230,233	182,599
Total liabilities and stockholders’ equity	$356,003	$278,488

Shutterstock, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenue	$83,730	$59,558	$236,745	$167,484

Operating expenses:
Cost of revenue	33,260	22,936	94,419	64,525
Sales and marketing	21,122	14,947	60,890	40,240
Product development	9,870	5,685	26,922	15,300
General and administrative	10,588	6,076	28,095	16,590
Total operating expenses	74,840	49,644	210,326	136,655
Income from operations	8,890	9,914	26,419	30,829
Other (expense) income, net	(50)	20	(48)	29
Income before income taxes	8,840	9,934	26,371	30,858
Provision for income taxes	3,562	3,740	11,315	12,238
Net income	$5,278	$6,194	$15,056	$18,620
Less:
Undistributed earnings to participating stockholder	9	18	31	59
Net income available to common stockholders	$5,269	$6,176	$15,025	$18,561

Net income per basic share available to common stockholders:
Undistributed	$0.15	$0.18	$0.43	$0.55
Basic	$0.15	$0.18	$0.43	$0.55

Net income per diluted share available to common stockholders:
Undistributed	$0.15	$0.18	$0.42	$0.55
Diluted	$0.15	$0.18	$0.42	$0.55

Weighted average shares outstanding:
Basic	35,304,066	33,692,876	35,161,644	33,522,289
Diluted	35,931,454	34,280,656	35,883,202	34,043,573

Shutterstock, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In thousands, except for share and per share information)

(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income	$5,278	$6,194	$15,056	$18,620
Add/(less):
(a) Depreciation and amortization	2,125	1,013	5,757	2,738
(b) Write-off of property and equipment	—	—	367	—
(c) Non-cash equity based compensation	6,334	1,852	15,728	4,422
(d) Other expense (income), net	50	(20)	48	(29)
(e) Provision for income taxes	3,562	3,740	11,315	12,238
Adjusted EBITDA (1)	$17,349	$12,779	$48,271	$37,989
Adjusted EBITDA per diluted common share	$0.48	$0.37	$1.35	$1.12

Weighted average diluted shares	35,931,454	34,280,656	35,883,202	34,043,573

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$5,278	$6,194	$15,056	$18,620
(a) Non-cash equity based compensation	6,334	1,852	15,728	4,422
(b) Non-cash equity based compensation tax benefit	(2,142)	(697)	(5,255)	(1,754)
Non-GAAP net income	$9,470	$7,349	$25,529	$21,288
Non-GAAP net income per diluted common share	$0.26	$0.21	$0.71	$0.63

Weighted average diluted shares	35,931,454	34,280,656	35,883,202	34,043,573

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net cash provided by operating activities	$22,712	$14,647	$59,499	$32,461
Other (expense) income, net	(50)	20	(48)	29
Capital expenditures and content acquisition	(1,885)	(1,802)	(16,665)	(4,788)
Free cash flow	$20,877	$12,825	$42,882	$27,644

Adjusted EBITDA	$17,349	$12,779	$48,271	$37,989
Add/(less):
(a) Changes in operating assets and liabilities	11,723	(10,693)	36,200	(5,853)
(b) Provision for income taxes	(3,562)	(3,740)	(11,315)	(12,238)
(c) Deferred income taxes	(1,707)	18,213	(4,181)	15,086
(d) Excess tax benefit from exercise of stock options	(1,503)	(2,217)	(10,224)	(3,226)
(e) Provision for doubtful accounts/chargeback/sales refund reserves	392	285	686	549
(f) Other (expense) income, net	(50)	20	(48)	29
(g) Amortization of financing fees	—	—	—	125
(h) Change in fair value of contingent consideration	70	—	110	—
Net cash provided by operating activities	$22,712	$14,647	$59,499	$32,461

(1)  Earnings/(loss) before interest income/(expense), income taxes, depreciation, amortization, disposals, non-cash equity based compensation and other non-cash charges.

Investor Contact:

Denise Garcia
ICR
denise.garcia@icrinc.com

Media Contact:

Jennifer Bewley
Shutterstock, Inc.
917 563 4991
press@shutterstock.com